Filed Pursuant to Rule 424(b)(5)

Registration Statement No. 333-209914

This preliminary prospectus supplement and the accompanying prospectus relate to an effective registration statement under the Securities Act of 1933, as amended, but the preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated August 8, 2016

Preliminary Prospectus Supplement

(To Prospectus dated March 3, 2016)

17,000,000 shares

Common Stock

We are offering 17,000,000 shares of our common stock, par value $1.00 per share.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “X.” The last reported sale price of our common stock on the NYSE on August 5, 2016 was $26.49 per share. Purchasers of our common stock in this offering will not be entitled to receive the quarterly dividend on our common stock of $0.05 per share payable on September 10, 2016 to holders of record on August 10, 2016.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement and the “Risk Factors” section beginning on page 43 of our annual report on Form 10-K for the fiscal year ended December 31, 2015, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discount	$	$
Proceeds, before expenses, to us	$	$

We have granted the underwriters an option to purchase, within the 30-day period from the date of this prospectus supplement, up to an additional 2,550,000 shares of our common stock.

We expect to deliver the shares of our common stock to purchasers on or about August    , 2016.

Joint Book-Running Managers

J.P. Morgan		Goldman, Sachs & Co.

Barclays

Wells Fargo Securities

Credit Suisse

Morgan Stanley

August      , 2016

Table of contents

Prospectus supplement

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any time subsequent to the date of such information.

About this prospectus supplement

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and certain other matters relating to United States Steel Corporation. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which do not apply to this offering. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. For information about our common stock, see “Description of Common Stock” in this prospectus supplement and “Description of Capital Stock” in the accompanying prospectus.

If the description in this prospectus supplement differs from the description in the accompanying prospectus, the description in this prospectus supplement supersedes the description in the accompanying prospectus. If the information set forth in this prospectus supplement varies in any way from the information set forth in a document we have incorporated by reference, you should rely on the information in the more recent document.

Before you invest in our common stock, you should read the registration statement to which this document forms a part and this document, including the documents incorporated by reference herein that are described under the heading “Where You Can Find More Information.”

Where you can find more information

United States Steel Corporation files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also accessible through the Internet at the SEC’s website at http://www.sec.gov. Many of our SEC filings are also accessible on our website at http://www.ussteel.com. The reference to our website is intended to be an inactive textual reference only. The information on or connected to our website is not a part of this prospectus supplement or the accompanying prospectus.

Incorporation of certain information by reference

The SEC allows us to “incorporate by reference” into this prospectus supplement the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and later information that we file with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of the offering under this prospectus supplement (other than any documents or information deemed to have been furnished and not filed in accordance with the SEC rules). These documents contain important information about us. The SEC file number for these documents is 1-16811.

(a)	Annual Report on Form 10-K for the year ended December 31, 2015;
(b)	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016;
(c)	Current Reports on Form 8-K filed on April 26, 2016 (solely with respect to Items 8.01 and 9.01 thereof), April 27, 2016, May 2, 2016 (solely with respect to Item 8.01 thereof), May 4, 2016, May 10, 2016, May 11, 2016, May 24, 2016, June 10, 2016, July 26, 2016 (solely with respect to Items 8.01 and 9.01 thereof) and August 2, 2016;
(d)	Proxy Statement on Form 14A dated March 17, 2016; and
(e)	The description of our common stock contained in our registration statement on Form S-4 filed with the SEC on September 7, 2001, as amended.

Any statement contained in a document incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed to constitute a part of this prospectus supplement, except as so modified or superseded.

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Forward-looking statements

We include “forward-looking” statements concerning trends, market forces, commitments, material events and other contingencies potentially affecting our future performance in this prospectus supplement and in our annual and quarterly reports, press releases and other statements incorporated by reference in this prospectus supplement and the accompanying prospectus. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in Section 27 of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Generally, we have identified such forward-looking statements by using the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “target,” “forecast,” “aim,” “should,” “will” and similar expressions or by using future dates in connection with any discussion of, among other things, operating performance, trends, events or developments that we expect or anticipate will occur in the future, statements relating to volume growth, share of sales and earnings per share growth, and statements expressing general views about future operating results. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Management believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our Company’s historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to the risks and uncertainties described in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016 and those described from time to time in our future reports filed with the SEC.

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Summary

The following information supplements, and should be read together with, the information contained or incorporated by reference in other parts of this prospectus supplement and the accompanying prospectus. This summary highlights selected information from the prospectus supplement and the accompanying prospectus. As a result, it does not contain all of the information you should consider before investing in our common stock. You should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference in it, which are described following the caption “Incorporation of certain information by reference” in this prospectus supplement and the accompanying prospectus. If the information in this prospectus supplement varies in any way from the information set forth in a document we have incorporated by reference, you should rely on the information in the more recent document.

Unless the context otherwise requires, references in this prospectus supplement to the “Company,” “U. S. Steel,” “we,” “us” and “our” are to United States Steel Corporation and its subsidiaries. References to $ are to U.S. dollars.

See “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2015 for factors that you should consider before investing in our common stock, and “Forward-Looking Statements” in this prospectus supplement and “Forward-looking statements” in the accompanying prospectus for information relating to statements contained in this prospectus supplement that are not historical facts.

Unless otherwise specifically indicated, all information in this prospectus supplement reflects and assumes the underwriters’ option to purchase additional shares of common stock is not exercised.

The Company

U. S. Steel is an integrated steel producer of flat-rolled and tubular products with major production operations in North America and Europe. An integrated steel producer uses iron ore and coke as primary raw materials for steel production. U. S. Steel has annual raw steel production capability of 22.0 million net tons (17.0 million tons in the United States and 5.0 million tons in Europe), which reflects a reduction of 2.4 million tons as a result of the permanent shutdown of the blast furnace and associated steelmaking operations, along with most of the flat-rolled finishing operations at Fairfield Works, during the third quarter of 2015. According to worldsteel Association’s latest published statistics, U. S. Steel was the 24th largest steel producer in the world in 2015. U. S. Steel is also engaged in other business activities consisting primarily of railroad services and real estate operations.

U. S. Steel will continue to evaluate potential strategic and organizational opportunities, which may include the acquisition, divestiture or consolidation of assets. Given recent market conditions and the continued challenges faced by the Company, we are aggressively focused on maintaining cash and strengthening our core businesses, and are considering various possibilities, including exiting lines of business, some of which may be significant, and the sale of certain assets, that we believe would ultimately result in a stronger balance sheet and greater stockholder value. The Company will pursue opportunities based on the financial condition of the Company, its long-term strategy, and what the Board of Directors determines to be in the best interests of the Company’s stockholders at the time.

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The offering

The following summary contains basic information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement. For a more detailed description of our common stock, see “Description of Common Stock.”

Issuer	United States Steel Corporation

Common Stock Offered	17,000,000 shares

Common Stock Outstanding as of June 30, 2016	146,714,223 shares

Option to Purchase Additional Shares of Common Stock	We have granted the underwriters an option exercisable for a period of 30 days from the date of this prospectus supplement to purchase up to an additional 2,550,000 shares of common stock at the public offering price, less the underwriting discount.

Common Stock Outstanding Immediately Following the Offering	163,714,223 shares, or 166,264,223 shares if the underwriters exercise in full their option to purchase 2,550,000 additional shares, in each case based on the number of shares outstanding as of June 30, 2016 (assuming no exercise of stock options granted to employees and excluding shares available for future option grants and the 3,763,643 shares contributed to the United States Steel Corporate Plan for Employee Pension Benefits (Revision of 2003) (the “Plan”) on August 1, 2016).

NYSE Symbol	“X”

Use of Proceeds	We estimate that the net proceeds from the sale of the shares of common stock in this offering will be approximately $ million (or approximately $ million if the option to purchase additional shares is exercised in full), after deducting estimated underwriting discounts and our expenses related to this offering. We intend to use the net proceeds from this offering for financial flexibility, capital expenditures and other general corporate purposes. See “Use of Proceeds.”

Risk Factors	See “Risk Factors” and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

Transfer Agent and Registrar	Wells Fargo Shareowner Services
S-4

Risk factors

An investment in our common stock involves significant risks. Before investing in our common stock, you should carefully consider the risks set forth in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015, as well as the following risks. These risks are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations or the value of our common stock.

Risks related to this offering and our common stock

Fluctuations in the price of our common stock may make our common stock more difficult to resell.

The market price of our common stock has been and may continue to be subject to significant fluctuations due not only to general stock market conditions but also to a change in sentiment in the market regarding our operations, business prospects, liquidity or this offering. In addition to the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2015, the price volatility of our common stock may be affected by:

•	operating results that vary from expectations of management, securities analysts and investors;
•	developments in our business or in the steel industry generally or involving major steel consuming industries;
•	general market conditions, such as interest or foreign exchange rates, commodity and equity prices, availability of credit, asset valuations and volatility;
•	changes in financial and economic markets, whether global, European Union, United States or other large markets;
•	regulatory changes affecting our industry generally or our business and operations;
•	the operating and securities price performance of companies that investors consider to be comparable to us; and
•	announcement or implementation of strategic developments, acquisitions and other material events by us or our competitors.

The stock markets in general have experienced extreme volatility that has at times been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock, make it difficult to predict the market price of our common stock in the future and cause the value of your investment to decline.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

Except as described under “Underwriting,” we are not restricted from issuing additional common stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. We are offering up to 17,000,000 shares of common stock (19,550,000 of shares of common stock if the option to purchase additional shares is exercised in full).

The issuance of additional shares of our common stock in this offering or other issuances of our common stock or convertible securities, including outstanding options and warrants, or otherwise will dilute the ownership interest of our common stockholders.

Sales of a substantial number of shares of our common stock or other equity-related securities in the public market could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock.

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Common stock price range and dividends

Our common stock is listed on the NYSE under the symbol “X.” The following table sets forth, for the periods indicated, the high and low sales prices per share of our common stock as reported on the NYSE and the dividends declared per share of our common stock.

	Price range of common stock		Cash dividend per share
	High	Low
2014
First quarter	$31.15	$23.32	$0.05
Second quarter	28.80	22.47	0.05
Third quarter	46.55	25.67	0.05
Fourth quarter	42.25	26.00	0.05
2015
First quarter	27.49	20.13	0.05
Second quarter	27.68	20.26	0.05
Third quarter	21.49	10.02	0.05
Fourth quarter	13.48	6.80	0.05
2016
First quarter	17.04	6.15	0.05
Second quarter	20.55	12.77	0.05
Third quarter (through August 5, 2016)	$27.64	$16.70	$0.05

The last reported sale price of our common stock on the NYSE on August 5, 2016 was $26.49 per share. As of June 30, 2016, there were 146,714,223 shares of our common stock outstanding held by approximately 15,056 registered holders.

Our board of directors approved a quarterly dividend of our common stock of $0.05 per share, payable on September 10, 2016 to holders of record on August 10, 2016. Purchasers of our common stock in this offering will not be entitled to receive this dividend with respect to any shares of common stock purchased in the offering. The determination of the amount of dividends paid on our common stock is made by our board of directors from time to time based on our financial condition and our results of operations. Our board of directors has no obligation to declare dividends under Delaware law or the U. S. Steel certificate of incorporation.

S-6

Use of proceeds

We estimate that the net proceeds from the sale of our common stock in this offering will be approximately $       million (or $       million if the option to purchase additional shares is exercised in full), after deducting estimated underwriting discounts and our expenses related to this offering. We intend to use the proceeds from this offering for financial flexibility, capital expenditures and other general corporate purposes.

S-7

Capitalization

The following table sets forth our cash and cash equivalents and our capitalization as of June 30, 2016 on:

•	an actual basis; and

•	an as adjusted basis to give effect to the sale of the shares of common stock offered hereby and the application of the net proceeds therefrom.

You should read the following table in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and notes included in our most recent Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, both of which are incorporated by reference in this document, and with the section entitled “Description of Common Stock” in this prospectus supplement and the “Description of Capital Stock” in the accompanying prospectus.

As of June 30, 2016		As adjusted
(dollars in millions)	Actual	for this offering
Total cash and cash equivalents	$820	$
Debt:
6.65% Senior notes due 2037	350	350
7.50% Senior notes due 2022	400	400
6.875% Senior notes due 2021	251	251
8.375% Senior secured notes due 2021	980	980
7.375% Senior notes due 2020	450	450
7.00% Senior notes due 2018	161	161
Environmental revenue bonds	490	490
Recovery zone facility bonds	70	70
Fairfield caster lease	29	29
Other capital leases and all other obligations	1	1
Third amended and restated credit agreement	—	—
USSK revolver	—	—
USSK credit facilities	—	—
Less discounts and deferred issuance costs	42	42
Total Debt	$3,140	$3,140

As of June 30, 2016		As adjusted
(dollars in millions)	Actual	for this offering
Stockholders’ equity:
Common stock issued (par value $1 per share; 400,000,000 shares authorized, 150,925,911 shares issued, 146,714,223 shares outstanding, actual; 400,000,000 shares authorized,167,925,911 shares issued, 163,714,223 shares outstanding, as adjusted)	$151	$
Treasury stock, at cost	(297)		(297)
Additional paid-in capital	3,555
(Accumulated deficit) retained earnings	(197)		(197)
Accumulated other comprehensive loss	(1,299)		(1,299)
Total stockholders’ equity	1,913
Noncontrolling interests	1		1
Total liabilities and stockholders’ equity	$8,941	$
S-8

Description of common stock

Please read the information discussed under the heading “Description of Capital Stock” beginning on page 12 of the accompanying prospectus, which the following information supplements and, in the event of inconsistencies, supersedes. The following description does not purport to be complete and, except as noted above, should be read in conjunction with the description in the accompanying prospectus.

General

The authorized capital stock of U. S. Steel consists of 40 million shares of preferred stock, without par value, and 400 million shares of common stock with a par value of $1.00 per share. As of June 30, 2016, there were no shares of preferred stock outstanding and 146,714,223 shares of common stock outstanding.

Upon completion of this offering, 163,714,223 shares of our common stock will be outstanding, based on the number of shares outstanding at June 30, 2016 (assuming no exercise of the underwriters’ option to purchase an additional 2,550,000 shares, no exercise of stock options granted to employees, of which approximately 5,044,861 shares were exercisable at a weighted average exercise price of $35.14 as of June 30, 2016, and excluding shares available for future option grants and the 3,763,643 shares contributed to the Plan on August 1, 2016). See “Risk Factors—Risks related to the offering and our common stock—There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.”

Stock transfer agent and registrar

Wells Fargo Shareowner Services, 1110 Centre Pointe Curve Suite 101, Mendota Heights, MN 55120, 161 N. Concord Exchange, South St. Paul, MN 55075 serves as the transfer agent and registrar for our common stock. The telephone number for Wells Fargo Shareowner Services is (866)-433-4801.

Delaware law, our certificate of incorporation and by-laws contain provisions that may have an anti-takeover effect

Certain provisions of Delaware law and our certificate of incorporation could make more difficult or delay a change in control of U. S. Steel by means of a tender offer, a proxy contest or otherwise and the removal of incumbent directors. These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids, even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price. Our board of directors believes that these provisions are appropriate to protect the interests of U. S. Steel and its stockholders.

Delaware Law. We are governed by the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time that the person became an interested stockholder, unless:

•	Prior to the time that the person became an interested stockholder the corporation’s board of directors approved either the business combination or the transaction that resulted in the stockholders becoming an interested stockholder;

•	Upon consummation of the transaction which resulted in the stockholders becoming an interested stockholder, the stockholder owned at least 85% of the outstanding voting stock of the corporation at the time the transaction commenced, excluding for the purpose of determining the number of shares outstanding those shares owned by the corporation’s officers and directors and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	At or subsequent to the time, the business combination is approved by the corporation’s board of directors and authorized at an annual or special meeting of its stockholders, and not by written consent, by the affirmative vote of at least 66⅔% of its outstanding voting stock that is not owned by the interested stockholder.

A “business combination” includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years did own) 15% or more of the corporation’s voting stock.

Certificate of Incorporation and By-Laws. Prior to 2014, our Certificate of Incorporation provided for a classified board structure, consisting of three classes of directors serving three-year terms. In 2014, the Certificate of

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Incorporation was amended to provide that directors shall be elected for one-year terms, beginning with the 2015 annual meeting of stockholders. The declassification of our board of directors will be complete as of the 2017 annual meeting of stockholders.

Our certificate of incorporation also provides that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting and may not be taken by written consent.

Our by-laws provide that special meetings of stockholders may be called only by the board of directors and not by the stockholders. Our by-laws include advance notice and informational requirements and time limitations on any director nomination or any new proposal that a stockholder wishes to make at a meeting of stockholders. In general, a stockholder’s notice of a director nomination or proposal will be timely if delivered or mailed to our Secretary and received at our principal executive offices not less than 90 days and not more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders. These provisions may preclude stockholders from bringing matters before a meeting or from making nominations for directors at these meetings.

Our certificate of incorporation and by-laws do not include a provision for cumulative voting for directors. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors.

Our certificate of incorporation provides for the issuance of preferred stock, at the discretion of our board of directors, from time to time, in one or more series, without further action by our stockholders, unless approval of our stockholders is deemed advisable by our board of directors or required by applicable law, regulation or stock exchange listing requirements. In addition, our authorized but unissued shares of our common stock will be available for issuance from time to time at the discretion of our board of directors without the approval of our stockholders, unless such approval is deemed advisable by our board of directors or required by applicable law, regulation or stock exchange listing requirements. One of the effects of the existence of authorized, unissued and unreserved shares of our common stock and preferred stock could be to enable our board of directors to issue shares to persons friendly to current management that could render more difficult or discourage an attempt to obtain control of U. S. Steel by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management. Such additional shares also could be used to dilute the stock ownership of persons seeking to obtain control of U. S. Steel.

Our certificate of incorporation provides that vacancies in our board of directors may be filled only by the affirmative vote of a majority of the remaining directors. This provision precludes stockholders from filling vacancies with their own nominees.

Certain provisions described above may have the effect of delaying stockholder actions with respect to certain business combinations. As such, the provisions could have the effect of discouraging open market purchases of our shares of common stock because such provisions may be considered disadvantageous by a stockholder who desires to participate in a business combination.

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Certain United States federal income tax considerations

The following discussion is a summary of certain material U.S. federal income tax consequences of owning the shares of common stock we are offering. This discussion applies only to a holder that acquires shares of our common stock in this offering and that holds the shares of our common stock as capital assets within the meaning of Section 1221 of the United States Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This discussion does not apply to a holder that is a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies;

•	a person liable for alternative minimum tax;

•	a trader in securities that elects to use a mark-to-market method of accounting for its securities holdings;

•	a bank;

•	an insurance company;

•	a tax-exempt organization;

•	a person holding shares of our common stock as part of a hedging, integrated, conversion, wash or constructive sale transaction or a straddle or synthetic security;

•	a “United States holder” (as defined below) whose functional currency for tax purposes is not the U.S. dollar;

•	a regulated investment company;

•	a real estate investment trust;

•	a controlled foreign corporation;

•	a passive foreign investment company; or

•	a United States expatriate.

This section is based on the Code, its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as of the date of this document. These authorities are subject to change, possibly on a retroactive basis.

If an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes holds shares of our common stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in such an entity or arrangement holding shares of our common stock should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in our common stock.

This discussion does not represent a detailed description of the U.S. federal income tax consequences to a holder in light of its particular circumstances and does not cover U.S. state, local, non-U.S. or estate tax consequences that may apply to a holder of our common stock.

HOLDERS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF SHARES OF OUR COMMON STOCK IN THEIR PARTICULAR CIRCUMSTANCES UNDER THE CODE AND UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

United States holders

This subsection describes the tax consequences to a United States holder. A holder is a “United States holder” if that holder is a beneficial owner of a share of our common stock and is for U.S. federal income tax purposes:

•	an individual who is a citizen of the United States;

•	an individual who is a resident of the United States, which generally refers to a non-U.S. individual who (i) is a lawful permanent resident of the United States, (ii) is present in the United States for or in excess of certain periods of time or (iii) makes a valid election to be treated as a U.S. person;

•	a corporation (or other entity taxed as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•	a trust if (i) a United States court can exercise primary supervision over the trust’s administration and one or more United States persons (within the meaning of Section 7701(a)(30) of the Code) are authorized to control all substantial decisions of the trust or (ii) the trust has validly elected to be treated as a United States person for U.S. federal income tax purposes.
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Distributions on common stock

Distributions, if any, made on our common stock generally will be included in a United States holder’s income as ordinary dividend income to the extent of our current or accumulated earnings and profits. Distributions in excess of our current and accumulated earnings and profits will first be treated as a return of capital to the extent of a United States holder’s adjusted tax basis in the common stock and thereafter as capital gain from the sale or exchange of such common stock as described below under “—Sale, exchange, certain redemptions or other taxable dispositions of common stock.” If certain holding period and other applicable requirements are met, dividends received by a corporation will be eligible for a dividends received deduction, and dividends received by a non-corporate United States holder will qualify for taxation at reduced rates.

Sale, exchange, certain redemptions or other taxable dispositions of common stock

Upon the sale, exchange, certain redemptions or other taxable dispositions of our common stock, a United States holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon such taxable disposition and (ii) the United States holder’s adjusted tax basis in the common stock. Such capital gain or loss will be long-term capital gain or loss if a United States holder’s holding period in the common stock is more than one year at the time of the taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. The deductibility of capital losses is subject to limitations.

Medicare tax

A United States holder that is an individual, estate or a trust that does not fall into a special category of trusts that is exempt from such tax will be subject to an additional 3.8% Medicare tax on the lesser of (1) the United States holder’s “net investment income” (as defined in the Code) for the relevant taxable year (or undistributed net investment income in the case of an estate or trust) and (2) the excess of the United States holder’s modified gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000 depending on the individual’s circumstances). Net investment income generally includes dividend income and net gains from the disposition of our common stock, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). A United States holder that is an individual, estate or trust should consult its tax advisor regarding the applicability of the Medicare tax to its income and gains in respect of its investment in our common stock.

Backup withholding and information reporting

In general, in the case of a noncorporate United States holder, we and other payors are required to report to the U.S. Internal Revenue Service (“IRS”) dividends paid on our common stock and proceeds received from a disposition of shares of our common stock. Backup withholding may also apply to any payments if the holder fails to provide an accurate taxpayer identification number or a certification of exempt status, or the holder is notified by the IRS that the holder has failed to report all dividends and interest required to be shown on the holder’s federal income tax returns. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against a holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Non-United States holders

The following is a summary of the U.S. federal income tax consequences that will apply to a non-United States holder. The term “non-United States holder” means a beneficial owner of a share of our common stock (other than a partnership or any other entity treated as a partnership for U.S. federal income tax purposes) that is not a United States holder. Special rules may apply to certain non-United States holders such as “controlled foreign corporations” and “passive foreign investment companies.” Such entities should consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Dividends

Distributions, if any, made on our common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits. Distributions in excess of our current and accumulated earnings and profits will first be treated as a return of capital to the extent of a non-United States holder’s adjusted tax basis in the common stock and thereafter as capital gain from the sale or exchange of such common stock as described below under “—Gain on disposition of common stock.”

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Dividends paid to a non-United States holder of our common stock generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-United States holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the non-United States holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-United States holder of our common stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed IRS Form W-8BEN OR W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-United States holders that are pass-through entities rather than corporations or individuals.

A non-United States holder of our common stock eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty generally may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on disposition of common stock

Any gain realized by a non-United States holder on the sale or other taxable disposition of our common stock generally will not be subject to U.S. federal income tax unless:

•	the gain is effectively connected with a trade or business of the non-United States holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-United States holder);

•	the non-United States holder is a non-resident alien individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	we are or have been a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897(c)(2) of the Code for U.S. federal income tax purposes and certain other conditions are met.

A non-United States holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the sale or other taxable disposition in the same manner as if it were a United States person as defined under the Code. In addition, if any such non-United States holder is a foreign corporation, the gain realized by such non-United States holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-United States holder described in the second bullet point immediately above will be subject to a flat 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the gain derived from the sale or other taxable disposition, which may be offset by United States source capital losses, even though the individual is not considered a resident of the United States.

With respect to the third bullet point above, we believe we are not and do not anticipate becoming a USRPHC for U.S. federal income tax purposes. Because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other business assets and our non-U.S. real property interests, however, there can be no assurance we are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a non-United States holder of our common stock will not be subject to U.S. federal income tax if (i) such class of stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market, and (ii) such non-United States holder owned, actually or constructively, 5% or less of such class of our stock throughout the shorter of the five-year period ending on the date of the sale or other disposition or the non-United States holder’s holding period for such stock. If the foregoing exception does not apply, and if we are or were to become a USRPHC, a purchaser may be required to withhold 15% of the proceeds payable to a non-United States holder from a sale or other taxable disposition of our common stock and such non-United States holder generally will be taxed on its net gain derived from the disposition at the graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code).

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Backup withholding and information reporting

Payors must generally report annually to the IRS and to each non-United States holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-United States holder resides under the provisions of an applicable income tax treaty.

A non-United States holder will be subject to backup withholding for dividends paid to such holder unless such holder provides proper certification of foreign status on a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person, or if the holder is a corporation or one of several types of entities and organizations that qualify for an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our common stock within the United States or conducted through certain United States-related financial intermediaries, unless the holder provides a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) (or satisfies certain documentary evidence requirements for establishing that it is a non-United States person) or otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-United States holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

FATCA

The Foreign Account Tax Compliance Act (“FATCA”) imposes a 30% withholding tax on certain types of payments made to “foreign financial institutions” and other specified non-U.S. entities unless certain due diligence, reporting, withholding and certification requirements are satisfied.

The Treasury Department and the IRS have issued final regulations under FATCA. As a general matter, FATCA imposes a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, our common stock if paid to a foreign entity unless:

•	the foreign entity is a “foreign financial institution” that undertakes specified due diligence, reporting, withholding and certification obligations or, in the case of a foreign financial institution that is a resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, the entity complies with the diligence and reporting requirements of such an agreement;

•	the foreign entity is not a “foreign financial institution” and identifies certain of its U.S. investors; or

•	the foreign entity otherwise is exempted under FATCA.

An intergovernmental agreement between the United States and an applicable non-U.S. government may modify these rules. Withholding is required with respect to dividends on our common stock and for dispositions that occur on or after January 1, 2019, with respect to gross proceeds from a sale or other disposition of our common stock.

If withholding is imposed under FATCA on a payment related to our common stock, a beneficial owner that is not a foreign financial institution and that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally may obtain a refund from the IRS by filing a U.S. federal income tax return (which may entail significant administrative burden). Prospective investors should consult their tax advisors regarding the effect of FATCA in their particular circumstances.

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Underwriting

We are offering the shares of common stock described in this prospectus supplement through a number of underwriters. J.P. Morgan Securities LLC and Goldman, Sachs & Co. are acting as representatives of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of common stock listed next to its name in the following table:

Underwriter	Number of shares
J.P. Morgan Securities LLC
Goldman, Sachs & Co.
Barclays Capital Inc.
Wells Fargo Securities, LLC
Credit Suisse Securities (USA) LLC
Morgan Stanley & Co. LLC
Total

The underwriters are committed to purchase all of the shares of common stock offered by us in this offering if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Option to purchase additional shares

The underwriters have an option to buy up to 2,550,000 additional shares of common stock from us. The underwriters have 30 days from the date of this prospectus supplement to exercise this option. If any shares of our common stock are purchased with this option, the underwriters will purchase shares of our common stock in approximately the same proportion as shown in the table above. If any additional shares of our common stock are purchased, the underwriters will offer the additional shares of our common stock on the same terms as those on which the shares are being offered.

Commissions and discounts

The underwriting discount is equal to the public offering price per share of our common stock less the amount paid by the underwriters to us per share of our common stock. The following table shows the per share and total underwriting discounts to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of our common stock.

	Without		With full
	option exercise		option exercise
Per share	$	$
Total	$	$

We estimate that the total expenses of this offering, including registration, filing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $ .

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No sale of similar securities

We have agreed that we will not (i) offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of common stock (regardless of whether any of these transactions are to be settled by the delivery of shares of common stock, or such other securities, in cash or otherwise), in each case without the prior written consent of J.P. Morgan Securities LLC for a period of 90 days after the date of this prospectus supplement.

We, our directors and executive officers, and certain of our significant shareholders have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which we and each of these persons or entities, with limited exceptions, for a period of 90 days after the date of this prospectus supplement, may not, without the prior written consent of J.P. Morgan Securities LLC and Goldman, Sachs & Co., (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock (including, without limitation, common stock which may be deemed to be beneficially owned by such directors and executive officers in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise.

Notwithstanding the above, the underwriters have agreed in the underwriting agreement that the foregoing restrictions shall not apply to us with respect to (1) our sale of common stock in this offering, (2) the grant of options, awards of restricted stock and restricted stock units or the issuance of shares of our common stock to employees or directors by us in the ordinary course of business or pursuant to any of our employee plans existing at the time of this offering, including, but not limited to, our employee equity incentive plan, our dividend reinvestment and stock purchase plan and our 401(k) plans and (3) the issuance by us of shares of our common stock upon the exercise of options or vesting of restricted stock units granted under our employee plans. In addition, notwithstanding the lock-up agreements applicable to our directors and executive officers, the underwriters have agreed that such directors and officers may transfer (a) shares of common stock (or stock options exercisable for common stock) by gift (including charitable donations or gifts) or for estate planning purposes (provided that each donee or distributee agrees to be bound by the lock-up agreement), and (b) shares of our common stock for the purpose of settling taxes owed in respect of (i) the exercise of stock options that expire during the 90-day period referred to above, (ii) the vesting of restricted stock, restricted stock units or shares under performance awards during such period and (iii) awards of restricted stock, restricted stock units or shares under performance awards made during such period, provided that in the case of clauses (a) and (b) above, no filing by any party under the Exchange Act or other public announcement shall be required or made voluntarily in connection with such transfer or distribution (other than (i) a filing on Form 5 made after the expiration of the 90-day period referred to above or (ii) a filing on a Form 4 solely in respect of a transaction for a purpose referred to in clause (b) above, provided such Form 4 specifies that such transaction occurred for such purpose).

The common stock is listed on the NYSE under the symbol “X.”

Price stabilization and short positions

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of our common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by the underwriters of a greater number of shares of our common stock than they are required to purchase in this offering, and purchasing shares of our common stock on the open market to cover positions created by short sales. Short sales may be

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“covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through their option. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of our common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase our common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock, and, as a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the NYSE, in the over-the-counter market or otherwise.

Foreign jurisdictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

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European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), no offer of shares may be made to the public in that Relevant Member State other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall require the Company or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

The company, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

This prospectus has been prepared on the basis that any offer of shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly, any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the company nor the underwriters have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

United Kingdom

This document is only being distributed to and is only directed at, and any offer subsequently made may only be directed at, “qualified investors” (as defined in the Prospectus Directive (as defined below)) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”).

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Other relationships

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

In particular, JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, acts as the administrative agent and collateral agent under our Third Amended and Restated Credit Agreement, dated July 27, 2015 (the “ABL Credit Agreement”). In addition, affiliates of certain of the underwriters are lenders under our ABL Credit Agreement.

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Legal matters

The validity of the shares of our common stock offered by this prospectus supplement will be passed upon for us by Arden T. Phillips, Esq., Corporate Secretary and Associate General Counsel of U. S. Steel. Mr. Phillips, in his capacity as set forth above, is paid a salary, participates in various employee benefit plans offered by us and owns, and has options to purchase, common stock of U. S. Steel. Hogan Lovells US LLP, Washington, D.C., will pass upon certain legal matters for us in connection with this offering. Simpson Thacher & Bartlett LLP, New York, New York, will pass upon certain legal matters for the underwriters in connection with this offering.

Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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Prospectus

United States Steel Corporation

Senior Debt Securities

Subordinated Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Stock Purchase Contracts

Stock Purchase Units

We may from time to time offer and sell senior debt securities, subordinated debt securities, common stock, preferred stock, depositary shares, warrants, stock purchase contracts, stock purchase units or any combination of these securities. The debt securities, preferred stock, warrants and purchase contracts may be convertible into or exercisable or exchangeable for common or preferred stock or other securities or debt or equity securities of one or more other entities.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, directly to other purchasers, on a continuous or delayed basis, or to holders of other securities in exchanges in connection with acquisitions.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

Our common stock is listed on the New York Stock Exchange under the symbol “X.”

Investing in these securities involves certain risks. See “Risk Factors” on page 5 and the other information included and incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies.

The date of this Prospectus is March 3, 2016.

About this prospectus

This prospectus is a part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may offer and sell, at any time or from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide you with a prospectus supplement that contains specific information about the terms of those securities, including, where applicable, the following:

•	The type and amount of securities that we propose to sell;
•	The initial public offering price of the securities;
•	The names of any underwriters or agents through or to which we will sell the securities;
•	The compensation of those underwriters or agents; and
•	Information about any securities exchanges or automated quotation systems on which the securities will be listed or traded.

The prospectus supplement and any “free writing prospectus” that we authorize to be delivered to you may also add, update or change information contained in this prospectus. You should read this prospectus, the prospectus supplement and any free writing prospectus together with the additional information described below under the heading “Where You Can Find More Information.”

Whenever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a free writing prospectus, post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may be then permitted under applicable laws, rules or regulations.

Where you can find more information

United States Steel Corporation files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also accessible through the Internet at the SEC’s website at http://www.sec.gov. Many of our SEC filings are also accessible on our website at http://www.ussteel.com. The reference to our website is intended to be an inactive textual reference only. The information on or connected to our website is not a part of this prospectus or the accompanying prospectus supplement and is not incorporated into this prospectus or any prospectus supplement.

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Incorporation of certain information by reference

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will update and supersede this information. We incorporate by reference the following documents and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the termination of the offering (other than any documents or information deemed to have been furnished and not filed in accordance with the SEC rules). These documents contain important information about us. The SEC file number for these documents is 1-16811.

•	Our Annual Report on Form 10-K for the year ended December 31, 2015;
•	Our Definitive Proxy Statement on Schedule 14A, dated March 13, 2015; and
•	The description of our common stock contained in our registration statement on Form S-4 filed with the SEC on September 7, 2001, as amended.

Any statement contained in a document incorporated by reference to this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed to constitute a part of this prospectus except as so modified or superseded.

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Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed to constitute a part of this prospectus except as so modified or superseded.

We will provide, upon written or oral request, to each person to whom a prospectus is delivered, including any beneficial owner, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. You may request a copy of these filings at no cost.

Requests for documents should be directed to:

United States Steel Corporation

Office of the Secretary

600 Grant Street

Pittsburgh, Pennsylvania 15219-2800

(412) 433-1121

(412) 433-2811 (fax)

Forward-looking statements

This prospectus and the information incorporated by reference in it contain information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these sections.

Generally, we have identified such forward-looking statements by using the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “target”, “forecast”, “aim,” “will” and similar expressions or by using future dates in connection with any discussion of, among other things, operating performance, trends, events or developments that we expect or anticipate will occur in the future, statements relating to volume growth, share of sales and earnings per share growth, and statements expressing general views about future operating results. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Management believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. Our Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our Company’s historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to the risks and uncertainties described in this prospectus and in the information incorporated herein by reference, including in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, and those described from time to time in our future reports filed with the Securities and Exchange Commission that are incorporated herein by reference.

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The Company

United States Steel Corporation (U. S. Steel) is an integrated steel producer of flat-rolled and tubular products with major production operations in North America and Europe. An integrated steel producer uses iron ore and coke as primary raw materials for steel production. U. S. Steel has annual raw steel production capability of 22 million net tons (17 million tons in the United States and 5 million tons in Europe). U. S. Steel is also engaged in other business activities consisting primarily of railroad services and real estate operations.

United States Steel Corporation is a Delaware corporation. U. S. Steel’s principal executive offices are located at 600 Grant Street, Pittsburgh, PA 15219-2800, and its telephone number is (412) 433-1121. For more information about U. S. Steel, see “Where you can find more information about U. S. Steel”.

References in this prospectus to the “Registrant,” “Company,” “United States Steel,” “U. S. Steel,” “U. S. Steel,” “we,” “us” and “our” are to United States Steel Corporation and its subsidiaries.

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Risk factors

Investing in our securities involves risks. See the risk factors described in our Annual Report on Form 10-K for our most recent fiscal year, which is incorporated by reference in this prospectus, in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

Ratio of earnings to fixed charges

(Unaudited)

Continuing operations

Year ended December 31,	2015	2014	2013	2012	2011	2010
Ratio of earnings to fixed charges (a)	(b)	1.07	(c)	(d)	(e)	(f)
Ratio of earnings to combined fixed charges and preference dividends (g)	(b)	1.07	(c)	(d)	(e)	(f)

(a)	For the purposes of calculating the ratio of earnings to fixed charges, “earnings” are defined as income from continuing operations before income taxes and before adjustment for noncontrolling interests in consolidated subsidiaries or income (loss) from equity investees, less capitalized interest, plus fixed charges, and distributions from equity investees. “Fixed charges” consist of interest, whether expensed or capitalized, on all indebtedness, amortization of premiums, discounts and capitalized expenses related to indebtedness, and an interest component equal to one-third of rental expense, representing the portion of rental expense that management believes is attributable to interest.
(b)	Earnings were not sufficient to cover fixed charges by $1,500 million for the year ended December 31, 2015.
(c)	Earnings were not sufficient to cover fixed charges by $2,278 million for the year ended December 31, 2013.
(d)	Earnings were not sufficient to cover fixed charges by $80 million for the year ended December 31, 2012.
(e)	Earnings were not sufficient to cover fixed charges by $64 million for the year ended December 31, 2011.
(f)	Earnings were not sufficient to cover fixed charges by $415 million for the year ended December 31, 2010.
(g)	For the purposes of calculating the ratio of earnings to combined fixed charges and preference dividends, “earnings” are defined as income from continuing operations before income taxes and before adjustment for noncontrolling interests in consolidated subsidiaries or income (loss) from equity investees, less capitalized interest, plus fixed charges, and distributions from equity investees. “Fixed charges” consist of interest, whether expensed or capitalized, on all indebtedness, amortization of premiums, discounts and capitalized expenses related to indebtedness, an interest component equal to one-third of rental expense, representing the portion of rental expense that management believes is attributable to interest. There were no preferred dividends payable during the periods covered by the table.
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Use of proceeds

The net proceeds from the sale of the offered securities will be used for general corporate purposes unless we specify otherwise in the prospectus supplement or free writing prospectus applicable to a particular offering. General corporate purposes may include the repayment of debt, acquisitions, stock repurchases, capital expenditures, funding employee obligations, investments in subsidiaries and joint ventures, and additions to working capital. Net proceeds may be temporarily invested prior to use.

Description of the debt securities

The following is a general description of the debt securities (the “Debt Securities”) that we may offer from time to time. The particular terms of the Debt Securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply will be described in the applicable prospectus supplement. Although our securities include securities denominated in U.S. dollars, we may choose to issue securities in any other currency, including the euro.

The Debt Securities will be either senior Debt Securities or subordinated Debt Securities. We will issue the senior Debt Securities under the senior indenture, dated as of May 21, 2007, between The Bank of New York Mellon, formerly known as The Bank of New York, or any successor trustee, and U. S. Steel, as supplemented by the First Supplemental Indenture, dated as of May 21, 2007, the Second Supplemental Indenture, dated as of December 10, 2007, the Third Supplemental Indenture, dated as of May 4, 2009, the Fourth Supplemental Indenture, dated as of March 19, 2010, the Fifth Supplemental Indenture, dated as of March 15, 2012, the Sixth Supplemental Indenture, dated as of March 26, 2013, and as further amended and supplemented from time to time. We will issue the subordinated Debt Securities under a subordinated indenture to be entered into between U. S. Steel and a trustee. The senior indenture and the subordinated indenture are collectively referred to in this prospectus as the indentures, and each of the trustee under the senior indenture and the trustee under the subordinated indenture are referred to in this prospectus as the trustee. References to specific “Sections” refer to the applicable Sections of the applicable indenture.

The following description is only a summary of the material provisions of the indentures. We urge you to read the appropriate indenture because it, and not this description, defines your rights as a holder of the Debt Securities. See the information under the heading “Incorporation of Certain Information by Reference” to contact us for a copy of the appropriate indenture.

General

The senior Debt Securities will be unsubordinated obligations, will rank on par with all other unsubordinated debt obligations of U. S. Steel and, unless otherwise indicated in the related prospectus supplement, will be unsecured. The subordinated Debt Securities will be subordinate in right of payment to Senior Indebtedness (as hereinafter defined under the heading “Subordinated Debt Securities—Subordination”). A description of the subordinated Debt Securities is provided below under the heading “Subordinated Debt Securities.” The specific terms of any subordinated Debt Securities will be provided in the related prospectus supplement. For a complete understanding of the provisions pertaining to the subordinated Debt Securities, you should refer to the subordinated indenture attached as an exhibit to this registration statement.

Terms

The indentures do not limit the principal amount of debt we may issue.

The Debt Securities of any series may be issued in definitive form or, if provided in the related prospectus supplement, may be represented in whole or in part by a global security or securities, registered in the name of a depositary designated by U. S. Steel. Each Debt Security represented by a global security is referred to as a “book-entry security.”

Debt Securities may be issued from time to time pursuant to this prospectus, and will be offered on terms determined at the time of sale. Debt Securities may be issued in one or more series with the same or various maturities and may be sold at par, a premium or an original issue discount. Debt Securities sold at an original issue discount may bear no interest or interest at a rate that is below market rates. Debt Securities may be denominated in U.S. dollars or other currencies, and unless otherwise provided in the applicable prospectus supplement, Debt Securities denominated in U.S. dollars will be issued in denominations of $1,000 and integral multiples thereof.

Please refer to the applicable prospectus supplement for the specific terms of the Debt Securities offered including the following:

1.	Designation of an aggregate principal amount, purchase price, denomination and whether senior or subordinated;
2.	Date of maturity;
3.	If other than U.S. currency, the currency for which the Debt Securities may be purchased;
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4.	The interest rate or rates and, if floating rate, the method of calculating interest;
5.	The times at which any premium and interest will be payable;
6.	The place or places where principal, any premium and interest will be payable;
7.	Any redemption or sinking fund provisions or other repayment obligations;
8.	Any index used to determine the amount of payment of principal of and any premium and interest on the Debt Securities;
9.	The application, if any, of the defeasance provisions to the Debt Securities;
10.	If other than the entire principal amount, the portion of the Debt Securities that would be payable upon acceleration of the maturity thereof;
11.	Any obligation we may have to redeem, purchase or repay the Debt Securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;
12.	Whether the Debt Securities will be issued in whole or in part in the form of one or more global securities, and in such case, the depositary for the global securities;
13.	Any additional covenants applicable to the Debt Securities being offered;
14.	Any additional events of default applicable to the Debt Securities being offered;
15.	The terms of subordination, if applicable;
16.	The terms of conversion, if applicable;
17.	Any material provisions of the applicable indenture described in this prospectus that do not apply to the Debt Securities; and
18.	Any other specific terms including any terms that may be required by or advisable under applicable law.

Except with respect to Book-Entry Securities, Debt Securities may be presented for exchange or registration of transfer, in the manner, at the places and subject to the restrictions set forth in the Debt Securities and the applicable prospectus supplement. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indentures.

Certain covenants of U. S. Steel in the indentures

Payment

U. S. Steel will pay principal of and premium, if any, and interest on the Debt Securities at the place and time described in the Debt Securities (Section 10.01). Unless otherwise provided in the applicable prospectus supplement, U. S. Steel will pay interest on any Debt Security to the person in whose name that security is registered at the close of business on the regular record date for that interest payment (Section 3.07).

Any money deposited with the trustee or any paying agent for the payment of principal of or any premium or interest on any Debt Security that remains unclaimed for two years after that amount has become due and payable will be paid to U. S. Steel at its request. After this occurs, the holder of that security must look only to U. S. Steel for payment of that amount and not to the trustee or paying agent (Section 10.03).

Merger and Consolidation

U. S. Steel will not merge or consolidate with any other entity or sell or convey all or substantially all of its assets to any person, firm, corporation or other entity, except that U. S. Steel may merge or consolidate with, or sell or convey all or substantially all of its assets to, any other entity if (i) U. S. Steel is the continuing entity, or the successor entity (if other than U. S. Steel) is organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such entity expressly assumes payment of the principal and interest on all the Debt Securities, and the performance and observance of all of the covenants and conditions of the applicable indenture to be performed by U. S. Steel and (ii) there is no default under the applicable indenture. Upon such a succession, U. S. Steel will be relieved from any further obligations under the applicable indenture. The indentures define “substantially all of its assets” as, at any date, a portion of the non-current assets reflected in U. S. Steel’s consolidated balance sheet as of the end of the most recent quarterly period that represents at least 66⅔% of the total reported value of such assets (Section 8.01).

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Waiver of Certain Covenants

Unless otherwise provided in the applicable prospectus supplement, U. S. Steel may, with respect to the Debt Securities of any series, omit to comply with any covenant provided in the terms of those Debt Securities if, before the time for such compliance, holders of at least a majority in principal amount of the outstanding Debt Securities of that series waive such compliance in that instance or generally (Section 10.06).

Events of default

An Event of Default occurs with respect to any series of Debt Securities when: (i) U. S. Steel defaults in paying interest on the Debt Securities of such series when due, and such default continues for 30 days; (ii) U. S. Steel defaults in paying principal of or premium, if any, on any of the Debt Securities of such series when due; (iii) U. S. Steel defaults in making deposits into any sinking fund payment with respect to any Debt Security of such series when due, and such default continues for 30 days; (iv) failure by U. S. Steel in the performance of any other covenant or warranty in the Debt Securities of such series or in the applicable indenture continues for a period of 90 days after notice of such failure as provided in that indenture; (v) certain events of bankruptcy, insolvency, or reorganization occur; or (vi) any other Event of Default provided with respect to Debt Securities of that series occurs (Section 5.01).

U. S. Steel is required annually to deliver to the trustee officers’ certificates stating whether or not the signers have any knowledge of any default in the performance by U. S. Steel of certain covenants (Section 10.04).

If an Event of Default regarding Debt Securities of any series issued under the indentures occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding Debt Securities of such series may declare each Debt Security of that series due and payable (Section 5.02).

An Event of Default regarding one series of Debt Securities issued under an indenture is not necessarily an Event of Default regarding any other series of Debt Securities.

Holders of a majority in principal amount of the outstanding Debt Securities of any series will be entitled to control certain actions of the trustee under the indentures and to waive certain past defaults regarding such series (Sections 5.12 and 5.13). The trustee generally cannot be required by any of the holders of Debt Securities to take any action, unless one or more of such holders shall have provided to the trustee security or indemnity satisfactory to it (Section 6.02).

If an Event of Default occurs and is continuing regarding a series of Debt Securities, the trustee may use any sums that it holds under the relevant indenture for its own reasonable compensation and expenses incurred prior to paying the holders of Debt Securities of such series (Section 5.06).

Before any holder of any series of Debt Securities may institute action for any remedy, except payment on such holder’s Debt Security when due, the holders of not less than 25% in principal amount of the outstanding Debt Securities of that series must request the trustee to take action. Holders must also offer and give the trustee satisfactory security and indemnity against liabilities incurred by the trustee for taking such action (Section 5.07).

Modification of the indentures

Each indenture contains provisions permitting U. S. Steel and the trustee to modify that indenture or enter into or modify any supplemental indenture without the consent of the holders of the Debt Securities in regard to matters as shall not adversely affect the interests of the holders of the Debt Securities, including, without limitation, the following: (a) to evidence the succession of another corporation to U. S. Steel; (b) to add to the covenants of U. S. Steel further covenants for the benefit or protection of the holders of any or all series of Debt Securities or to surrender any right or power conferred upon U. S. Steel by that indenture; (c) to add any additional events of default with respect to all or any series of Debt Securities; (d) to add to or change any of the provisions of that indenture to facilitate the issuance of Debt Securities in bearer form with or without coupons, or to permit or facilitate the issuance of Debt Securities in uncertificated form; (e) to add to, change or eliminate any of the provisions of that indenture in respect of one or more series of Debt Securities thereunder, under certain conditions designed to protect the rights of any existing holder of those Debt Securities; (f) to secure all or any series of Debt Securities; (g) to establish the forms or terms of the Debt Securities of any series; (h) to evidence the appointment of a successor trustee and to add to or change provisions of that indenture necessary to provide for or facilitate the administration of the trusts under that indenture by more than one trustee; or (i) to cure any ambiguity, to correct or supplement any provision of that indenture which may be defective or inconsistent with another provision of that indenture or to make other amendments that do not adversely affect the interests of the holders of any series of Debt Securities in any material respect (Section 9.01).

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U. S. Steel and the trustee may otherwise modify each indenture or any supplemental indenture with the consent of the holders of not less than a majority in aggregate principal amount of each series of Debt Securities affected thereby at the time outstanding, except that no such modifications shall, without the consent of the holder of each Debt Security affected thereby (i) extend the fixed maturity of any Debt Securities or any installment of interest or premium on any Debt Securities, or reduce the principal amount thereof or reduce the rate of interest or premium payable upon redemption, or reduce the amount of principal of an original issue discount Debt Security or any other Debt Security that would be due and payable upon a declaration of acceleration of the maturity thereof, or change the currency in which the Debt Securities are payable or impair the right to institute suit for the enforcement of any payment after the stated maturity thereof or the redemption date, if applicable, or adversely affect any right of the holder of any Debt Security to require U. S. Steel to repurchase that security, (ii) reduce the percentage in principal amount of outstanding Debt Securities of any series, the consent of the holders of which is required for any waiver or supplemental indenture, (iii) modify the provisions of that indenture relating to the waiver of past defaults or the waiver or certain covenants or the provisions described under the heading “Modification of the Indentures,” except to increase any percentage set forth in those provisions or to provide that other provisions of that indenture may not be modified without the consent of the holder of each Debt Security affected thereby, (iv) change any obligation of U. S. Steel to maintain an office or agency, (v) change any obligation of U. S. Steel to pay additional amounts, (vi) adversely affect the right of repayment or repurchase at the option of the Holder, or (vii) reduce or postpone any sinking fund or similar provision (Section 9.02).

Satisfaction and discharge; defeasance and covenant defeasance

Each indenture shall be satisfied and discharged if (i) U. S. Steel shall deliver to the trustee all Debt Securities then outstanding for cancellation or (ii) all Debt Securities not delivered to the trustee for cancellation shall have become due and payable, are to become due and payable within one year or are to be called for redemption within one year and U. S. Steel shall deposit an amount sufficient to pay the principal, premium, if any, and interest to the date of maturity, redemption or deposit (in the case of Debt Securities that have become due and payable), provided that in either case U. S. Steel shall have paid all other sums payable under that indenture (Section 4.01).

Each indenture provides, if such provision is made applicable to the Debt Securities of a series, (i) that U. S. Steel may elect either (A) to defease and be discharged from any and all obligations with respect to any Debt Security of such series (except for the obligations to register the transfer or exchange of such Debt Security, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of the Debt Securities and to hold moneys for payment in trust) (“defeasance”) or (B) to be released from its obligations with respect to such Debt Security under Section 8.01 of that indenture (being the restrictions described above under the heading “Certain Covenants of U. S. Steel in the Indentures”) together with additional covenants that may be included for a particular series and (ii) that Sections 5.01(3), 5.01(4) (as to Section 8.01) and 5.01(7), as described in clauses (iii), (iv) and (vi) under “Events of Default,” shall not be Events of Default under that indenture with respect to such series (“covenant defeasance”), upon the deposit with the trustee (or other qualifying trustee), in trust for such purpose, of money, certain U.S. government obligations and/or, in the case of Debt Securities denominated in U.S. dollars, certain state and local government obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of (and premium, if any) and interest on such Debt Security, on the scheduled due dates. In the case of defeasance, the holders of such Debt Securities are entitled to receive payments in respect of such Debt Securities solely from such trust. Such a trust may only be established if, among other things, U. S. Steel has delivered to the trustee an Opinion of Counsel (as specified in the indentures) to the effect that the holders of the Debt Securities affected thereby will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such Opinion of Counsel, in the case of defeasance under clause (A) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax law occurring after the date of the indentures (Section 13.04).

Record dates

The indentures provide that in certain circumstances U. S. Steel may establish a record date for determining the holders of outstanding Debt Securities of a series entitled to join in the giving of notice or the taking of other action under the applicable indenture by the holders of the Debt Securities of such series.

Subordinated debt securities

Although the senior indenture and the subordinated indenture are generally similar and many of the provisions discussed above pertain to both senior and subordinated Debt Securities, there are many substantive differences between the two. This section discusses some of those differences.

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Subordination

Subordinated Debt Securities will be subordinate, in right of payment, to all Senior Indebtedness. “Senior Indebtedness” is defined to mean, with respect to U. S. Steel, the principal, premium, if any, and interest, fees, charges, expenses, reimbursement obligations, guarantees and other amounts owing with respect to all indebtedness of U. S. Steel (including indebtedness of others guaranteed by U. S. Steel), whether outstanding on the date of the indenture or the date Debt Securities of any series are issued under the indenture or thereafter created, incurred or assumed, unless, in any case, in the instrument creating or evidencing any such indebtedness or obligation, or pursuant to which the same is outstanding, it is provided that such indebtedness or obligation is not superior in right of payment to the subordinated Debt Securities or that such obligation is subordinated to Senior Indebtedness to substantially the same extent as the subordinated Debt Securities are subordinated to Senior Indebtedness.

Terms of subordinated debt securities may contain conversion or exchange provisions

The prospectus supplement applicable to a particular series of subordinated Debt Securities will describe the specific terms discussed above that apply to the subordinated Debt Securities being offered thereby as well as any applicable conversion or exchange provisions.

Modification of the indenture relating to subordinated debt securities

The subordinated indenture may be modified by U. S. Steel and the trustee without the consent of the Holders of the subordinated Debt Securities for one or more of the purposes discussed above under the heading “Modification of the Indentures.” U. S. Steel and the trustee may also modify the subordinated indenture to make provision with respect to any conversion or exchange rights for a given issue of subordinated Debt Securities.

Governing law

The laws of the State of New York govern each indenture and will govern the Debt Securities (Section 1.12).

Book-entry securities

The following description of book-entry securities will apply to any series of Debt Securities issued in whole or in part in the form of one or more global securities, except as otherwise described in the applicable prospectus supplement.

Book-entry securities of like tenor and having the same date will be represented by one or more global securities deposited with and registered in the name of a depositary that is a clearing agent registered under the Exchange Act. Beneficial interests in book-entry securities will be limited to institutions that have accounts with the depositary (“participants”) or persons that may hold interests through participants. Ownership of beneficial interests by participants will only be evidenced by, and the transfer of that ownership interest will only be effected through, records maintained by the depositary. Ownership of beneficial interests by persons that hold through participants will only be evidenced by, and the transfer of that ownership interest within such participant will only be effected through, records maintained by the participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global security.

Payment of principal of and any premium and interest on book-entry securities represented by a global security registered in the name of or held by a depositary will be made to the depositary, as the registered owner of the global security. Neither U. S. Steel, the trustee nor any agent of U. S. Steel or the trustee will have any responsibility or liability for any aspect of the depositary’s records or any participant’s records relating to or payments made on account of beneficial ownership interests in a global security or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to the beneficial ownership interests. Payments by participants to owners of beneficial interests in a global security held through such participants will be governed by the depositary’s procedures, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the sole responsibility of such participants.

A global security representing a book-entry security is exchangeable for definitive Debt Securities in registered form, of like tenor and of an equal aggregate principal amount registered in the name of, or is transferable in whole or in part to, a person other than the depositary for that global security, only if (a) the depositary notifies U. S. Steel that it is unwilling or unable to continue as depositary for that global security or the depositary ceases to be a clearing agency registered under the Exchange Act, (b) there shall have occurred and be continuing an Event of Default with respect to the Debt Securities of that series or (c) other circumstances exist that have been specified in the terms of the Debt Securities of that series. Any global security that is exchangeable pursuant to the preceding sentence shall be registered in the name or names of such person or persons as the depositary shall instruct the trustee. It is expected that such instructions may be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in such global security.

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Except as provided above, owners of beneficial interests in a global security will not be entitled to receive physical delivery of Debt Securities in definitive form and will not be considered the holders thereof for any purpose under the indentures, and no global security shall be exchangeable, except for a security registered in the name of the depositary. This means each person owning a beneficial interest in such global security must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indentures. U. S. Steel understands that under existing industry practices, if U. S. Steel requests any action of holders or an owner of a beneficial interest in such global security desires to give or take any action that a holder is entitled to give or take under the indentures, the depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participant to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Concerning the trustee

The Bank of New York Mellon is also trustee for our 6.05% Senior Notes due June 1, 2017, our 6.65% Senior Notes due June 1, 2037, our 7.00% Senior Notes due February 1, 2018, our 7.375% Senior Notes due April 1, 2020, our 6.875% Senior Notes due April 1, 2021, our 7.50% Senior Notes due March 15, 2022, and several series of obligations issued by various governmental authorities relating to environmental projects at various U. S. Steel facilities. The Bank of New York Mellon is a lender under our revolving credit facility. U. S. Steel and its subsidiaries also maintain ordinary banking relationships, including loans and deposit accounts, with The Bank of New York Mellon and its affiliates. We anticipate that we will continue to do so in the future.

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Description of capital stock

The following description of certain terms of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, our restated certificate of incorporation, as amended (the “Certificate of Incorporation”), our by-laws, as amended (the “By-Laws”), and the applicable provisions of the Delaware General Corporation Law (the “DGCL”). For more information on how you can obtain the Certificate of Incorporation and the By-Laws, see “Where You Can Find More Information.”

General

Under the Certificate of Incorporation, we are authorized to issue up to 440,000,000 shares of capital stock, consisting of 400,000,000 shares of common stock, par value $1.00 per share, and 40,000,000 shares of preferred stock, without par value. As of February 29, 2016, there were 146,419,703 shares of common stock outstanding and no shares of preferred stock outstanding.

Common stock

The holders of common stock are entitled to receive dividends when, as and if declared by the U. S. Steel board of directors out of funds legally available therefor, subject to the rights of any shares of preferred stock at the time outstanding. In the event of dissolution, liquidation or winding up of U. S. Steel, holders of the common stock will be entitled to share ratably in any assets remaining after the satisfaction in full of the prior rights of creditors, including holders of any then outstanding indebtedness, and subject to the aggregate liquidation preference and participation rights of any preferred stock then outstanding. The shares of common stock currently outstanding are fully paid and non-assessable.

The prospectus supplement relating to any common stock being offered will include specific terms relating to such offering.

Preferred stock

Shares of preferred stock may be issued without the approval of the holders of common stock in one or more series, from time to time. Our board of directors is expressly authorized (i) to fix the descriptions, powers, preferences, rights, qualifications, limitations, restrictions and any other terms with respect to any series of preferred stock and (ii) to specify the number of shares of any series of preferred stock.

Holders of preferred stock may be entitled to receive dividends (other than dividends of common stock) before any dividends are payable to holders of common stock. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of U. S. Steel.

The prospectus supplement relating to any preferred stock being offered will include specific terms relating to the offering.

Stock transfer agent and registrar

Wells Fargo Bank, N.A., 1110 Centre Pointe Curve Suite 101, Mendota Heights MN 55120-4100, serves as transfer agent and registrar for the common stock of U. S. Steel.

Delaware law, our certificate of incorporation and by-laws contain provisions that may have an anti-takeover effect

Delaware Law.  As a Delaware corporation, we are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time that the person became an interested stockholder, unless:

•	Prior to the time that the person became an interested stockholder the corporation’s board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	Upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the outstanding voting stock of the corporation at the time the transaction commenced, excluding for the purpose of determining the number of shares outstanding those shares owned by the corporation’s officers and directors and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	At or subsequent to the time, the business combination is approved by the corporation’s board of directors and authorized at an annual or special meeting of its stockholders, and not by written consent, by the affirmative vote of at least 66⅔% of its outstanding voting stock that is not owned by the interested stockholder.

A “business combination” includes, among other things, mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years did own) 15% or more of the corporation’s voting stock.

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Certificate of Incorporation and By-Laws. Various provisions contained in the Certificate of Incorporation and the By-laws could delay or discourage stockholder actions with respect to transactions involving an actual or potential change in control of us or a change in our management and may limit the ability of our stockholders to remove current management or approve transactions that our stockholders may deem to be in their best interests. Among other things, these provisions:

•	Require that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting and may not be taken by written consent;

•	provide that special meetings of stockholders may be called only by the board of directors and not by the stockholders;

•	do not permit cumulative voting for directors;

•	permit the issuance of preferred stock, at the discretion of our board of directors, from time to time, in one or more series, without further action by our stockholders, unless approval of our stockholders is deemed advisable by our board of directors or required by applicable law, regulation or stock exchange listing requirements; and

•	provide that vacancies in our board of directors may be filled only by the affirmative vote of a majority of the remaining directors.

Additionally, prior to 2014, our Certificate of Incorporation provided for a classified board structure, consisting of three classes of directors serving three-year terms. In 2014, the Certificate of Incorporation was amended to provide that directors shall be elected for one-year terms, beginning with the 2015 annual meeting of stockholders. The declassification of our board of directors will be complete as of the 2017 annual meeting of stockholders.

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Description of other securities

We will set forth, in the applicable prospectus supplement, a description of any warrants, depositary shares, convertible or exchangeable securities, stock purchase contracts, or stock purchase units that may be offered pursuant to this prospectus.

Selling security holders

The applicable prospectus supplement will set forth the name of each selling security holder and the number of and type of securities beneficially owned by such selling security holder prior to and after the completion of an offering that are covered by such prospectus supplement. The applicable prospectus supplement also will disclose whether any of the selling security holders have held any position or office with, have been employed by or otherwise have had a material relationship with us or any of our affiliates during the three years prior to the date of the prospectus supplement.

Plan of distribution

We may offer the offered securities in one or more of the following ways from time to time:

•	To or through underwriting syndicates represented by managing underwriters;

•	Through one or more underwriters without a syndicate for them to offer and sell to the public;

•	Through dealers or agents;

•	To investors directly in negotiated sales or in competitively bid transactions; or

•	To holders of other securities in exchanges in connection with acquisitions.

The prospectus supplement for each series of securities we sell will describe the offering, including:

•	The name or names of any underwriters;

•	The purchase price and the proceeds to us from that sale;

•	Any underwriting discounts and other items constituting underwriters’ compensation; • Any indemnification arrangements between us and the underwriters;

•	Any stabilizing or market making transactions that the underwriters or any member of the selling group intend to engage in;

•	Any commissions paid to agents;

•	The initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

•	Any securities exchanges on which the securities will be listed.

Legal matters

The validity of the issuance of the offered securities will be passed upon for U. S. Steel by Arden T. Phillips, Esq., Corporate Secretary & Associate General Counsel. Mr. Phillips, in his capacity as set forth above, is paid a salary by U. S. Steel, participates in various employee benefit plans offered by U. S. Steel and owns, and has options to purchase, common stock of U. S. Steel.

Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report to Stockholders - Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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